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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-84881 of Avis Rent A Car, Inc. on Form S-3 of our report on the combined financial statements of PHH Vehicle Management Services dated June 18, 1999, appearing in the Current Report on Form 8-K of Avis Rent A Car, Inc. filed on July 15, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Parsippany, NJ
August 23, 1999